Exhibit 99.1

PILOT POINT CALIBER PROPERTY

FINANCIAL STATEMENTS

Six Months Ended June 30, 2026 (unaudited) and

Year Ended December 31, 2025

Table of Contents

Report of Independent Auditor	1

Statements of Revenues and Certain Operating Expenses	3

Notes to Statements of Revenues and Certain Operating Expenses	4

Report of Independent Auditor

To the Board of Directors
Medalist Diversified, Inc.

Richmond, Virginia

Opinion

We have audited the accompanying statement of revenues and certain operating expenses (the “Statement”) of Pilot Point Caliber Property (the “Property”) for the year ended December 31, 2025, and the related notes.

In our opinion, the Statement referred to above presents fairly, in all material respects, the revenues and certain operating expenses of the Pilot Point Caliber Property for the year ended December 31, 2025, in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Statement section of our report. We are required to be independent of the Pilot Point Caliber Property and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Emphasis of Matter

The accompanying Statement was prepared as described in Note 1, for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and is not intended to be a complete presentation of the Pilot Point Caliber Property’s revenues and expenses. As a result, the Statement may not be suitable for another purpose. Our opinion is not modified with respect to this matter.

Responsibilities of Management for the Statement

Management is responsible for the preparation and fair presentation of the Statement in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the Statement that is free from material misstatement, whether due to fraud or error.

In preparing the Statement, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Pilot Point Caliber Property’s ability to continue as a going concern within one year after the date that the Statement is available to be issued.

Auditor’s Responsibilities for the Audit of the Statement

Our objectives are to obtain reasonable assurance about whether the Statement as a whole is free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and, therefore, is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the Statement.

In performing an audit in accordance with generally accepted auditing standards, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.

●	Identify and assess the risks of material misstatement of the Statement, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the Statement.

●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Pilot Point Caliber Property’s internal control. Accordingly, no such opinion is expressed.

●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the Statement.

●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Pilot Point Caliber Property’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

/s/ Cherry Bekaert, LLP

Richmond, Virginia

November 6, 2026

PILOT POINT CALIBER PROPERTY

STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES

Six Months Ended June 30, 2026 (unaudited) and

Year Ended December 31, 2025

	Six months ended June 30, 2026	Year ended December 31, 2025

	Unaudited
REVENUES
Investment property revenues	$177,266	$354,532

Total revenues	177,266	354,532

CERTAIN OPERATING EXPENSES
Total certain operating expenses	-	-

Revenues in excess of certain operating expenses	$177,266	$354,532

See accompanying notes to statements of revenues and certain operating expenses.

Notes to Statements of Revenues and Certain Operating Expenses

Note 1.  Basis of Presentation

The accompanying statements of revenues and certain operating expenses (the “Statements”) include the operations of the single tenant real property asset subject to a net lease with Caliber Holdings, LLC (dba Caliber Collision Center) located at 8600 Highway 377, Pilot Point, Texas 76258 (the “Pilot Point Caliber Property”).

The Statements have been prepared for the purpose of complying with Rule 8-06 of Regulation S-X promulgated under the Securities Act of 1933, as amended. Accordingly, the Statements are not representative of the actual operations for the periods presented, as revenues and certain operating expenses, which may not be directly attributable to the revenues and expenses expected to be incurred in the future operations of the Pilot Point Caliber Property, have been excluded. Such excluded items include certain legal, accounting, and interest expenses, non-cash expenses such as depreciation, amortization, and amortization of above-market and below-market leases, and interest income. Management is not aware of any material factors during the year ended December 31, 2025 or the six months ended June 30, 2026 (unaudited) that would cause the reported financial information not to be indicative of future operating results.

Note 2.  Nature of Business and Summary of Significant Accounting Policies

Basis of accounting:

The Statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States (“GAAP”) as determined by Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”).

Revenue recognition:

The Pilot Point Caliber Property’s single source of revenue is from a lease agreement (the “Lease”) with Caliber Holdings LLC (the “Tenant”), the parent company for Caliber Collision, one of the largest automotive collision repair and auto care providers in the United States, with over 1,800 locations in 41 states.  Under the terms of the Lease, the Tenant is responsible for the direct payment of all utilities, real estate taxes and repairs and maintenance costs.  In addition, the Tenant is responsible for maintaining insurance on the Pilot Point Caliber Property.

The Pilot Point Caliber Property recognizes rental revenue from the Tenant on a straight-line basis over the lease term when collectability is reasonably assured and the Tenant has taken possession or controls the physical use of the leased asset. Tenant recoveries related to reimbursement of real estate taxes, insurance, repairs and maintenance, and other operating expenses would be recognized as revenue in the period the applicable expenses are incurred. However, under the absolute net structure of the Lease, the Tenant is responsible for the direct payment of such expenses.  Accordingly, no such tenant recovery revenues or operating expenses are recorded on the Statements in connection with the lease on the Pilot Point Caliber Property.

Recognition of revenues from leases is covered under Accounting Standard Update 2016-02, Leases (Topic 842) (“ASC No. 842”).  In accordance with ASC No. 842, the Pilot Point Caliber Property elected the practical expedient that permits lessors to elect to not separate non-lease components from associated lease components if certain criteria are met.  Management assessed these criteria with respect to the operating lease related to the Pilot Point Caliber Property and determined it qualifies for this non-separation practical expedient.  However, since there are no non-lease components under the Lease, base rent revenues are the only component of rent revenues recorded under investment property revenues on the Statements for the six months ended June 30, 2026 (unaudited) and for the year ended December 31, 2025.

Use of estimates:

Management has made a number of estimates and assumptions relating to the reporting and disclosure of revenues and certain operating expenses during the reporting period to present the Statements in conformity with GAAP. Actual results could differ from those estimates.

Note 3.  Minimum Future Lease Rentals

As of June 30, 2026, the minimum future cash rents receivable under the remaining 12 year, 11 month term of the Lease in each of the next five years and thereafter are as follows:

(Unaudited)
For the remaining six months ending December 31, 2026	$160,712
2027	321,425
2028	321,425
2029	340,175
2030	353,567
Thereafter	3,152,643
Total future rents	$4,649,947

Note 4.  Tenant Concentrations

For the six months ended June 30, 2026, and the year ended December 31, 2025, the Tenant represented 100 percent of the Pilot Point Caliber Property’s rental revenues.

Note 5.  Commitments and Contingencies

The Pilot Point Caliber Property may be subject to various legal proceedings and claims that arise in the ordinary course of business. These matters are generally covered by insurance. Management believes that if any such actions arise, the ultimate settlement of these actions will not have a material adverse effect on the Pilot Point Caliber Property’s results of operations.

Note 6.  Subsequent Events

As of November 6, 2026, the following event has occurred subsequent to the June 30, 2026 effective date of the accompanying Statements:

On September 17, 2026, the Pilot Point Caliber Property was acquired by MDI Pilot Point Net Lease DST, a wholly-owned subsidiary of Medalist Diversified, Inc., from NPH Ventures, LLC.